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                                                                     EXHIBIT 3.2

                                   BYLAWS OF
                         JACOBS ENGINEERING GROUP INC.
                            (A DELAWARE CORPORATION)

                           (COMPOSITE CONFORMED COPY)

                                   ARTICLE I.

                                    OFFICES

     SECTION 1.01 REGISTERED OFFICE. The registered office of Jacobs Engineering Group Inc. (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, and the name of the registered agent at that address shall be The Corporation Trust Company.

     SECTION 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at 251 South Lake Avenue, Pasadena, California. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

     SECTION 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held on the second Tuesday in February of each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 3:30 P.M., or at such other time or date as the Board shall determine by resolution.

     SECTION 2.02 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Board, by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings or by the Chairman of the Board. Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.

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     SECTION 2.03 PLACE OF MEETINGS.  All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

     SECTION 2.04 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) nor less than ten (10) days prior to any other action.

     If the Board does not so fix a record date:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining stockholders for any other purpose shall be at the day on which the first written consent is expressed.

          (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     SECTION 2.05 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the

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place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.
Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholders who shall attend such meeting in person or by proxy, except as for stockholders who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.06 ADVANCE NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 2.06 shall be eligible for election as Directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.06. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposed to nominate for election or re-election a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.06. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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     SECTION 2.07 QUORUM.  Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 2.08 VOTING.

     (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation that has voting rights on the matter in question and that has been held by him and registered in his name on the books of the
Corporation:

          (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

          (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall

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provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided by the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.
The vote at any meetings of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

     SECTION 2.09 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to notice of and to vote at the meeting and the number of shares held by each of them.

     SECTION 2.10 JUDGES. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

     SECTION 2.11 ACTION WITHOUT A MEETING NOT PERMITTED. No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

     SECTION 2.12 CONDUCT OF MEETINGS OF STOCKHOLDERS. Subject to the following, meetings of stockholders generally shall follow accepted rules of parliamentary procedure.

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     (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

     (b) If disorder should arise that prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and, upon his so doing, the meeting shall be immediately adjourned.

     (c) The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

     (d) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     SECTION 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board.

     SECTION 3.02 NUMBER AND TERM OF OFFICE. The authorized number of directors shall be eleven (11) until changed by a duly adopted amendment to this bylaw. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting.

     SECTION 3.04 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.05 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority

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of the remaining directors, although less than a quorum.  Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.06 PLACE OF MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

     SECTION 3.08 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     SECTION 3.09 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board of Directors or the President and shall be called by the President or Secretary on the written request of two directors. Notice of all special meetings of the Board shall be given to each director at such director's address as it appears on the records of the Corporation, as follows:

          (a) by first-class mail, postage prepaid, deposited in the United States mail in the city where the principal office of the Corporation is located at least five (5) days before the date of such meeting; or

          (b) by telegram, charges prepaid, such notice to be delivered to the telegraph company in the city of the principal office of the Corporation at least forty-eight (48) hours before the time of holding such meeting; or

          (c) by personal delivery at least twenty four (24) hours prior to the time of holding such meeting.

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     Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

     SECTION 3.10 QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.12 MANIFESTATION OF DISSENT. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.13 COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

     SECTION 3.14 EXECUTIVE COMMITTEE. There may be an Executive Committee of three or more directors appointed by the Board, who may meet at stated times, or on notice to all members of such Committee by any of their own number, during the intervals between the

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meetings of the Board; they shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. To the full extent permitted by law, the Board may delegate to such Committee authority to exercise all the powers of the Board while the Board is not in session. Vacancies in the members of the Committee shall be filled by the Board at a regular meeting or at a special meeting for that purpose. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.08, 3.09 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any Executive Committee of the Board.

     SECTION 3.15 EMERGENCY MANAGEMENT COMMITTEE. The Board of Directors, by resolution, may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted hereunder shall be operative during any emergency resulting from an attack on the United States or during any nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action (an "emergency condition"). Said Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. It shall act only during such emergency condition and so long as the number of Directors able to act shall have been reduced to fewer than five, and until a Board of Directors has been elected by the stockholders. Such Committee shall meet as promptly as possible after the commencement of such an emergency condition as would activate the Committee and at such subsequent time or times as it may designate until a Board of Directors has been duly elected. Such Committee shall as the first order of business elect an Emergency Executive Committee from among its members and a chairman thereof, who shall be the chief executive officer of the Corporation. Such Executive Committee shall function in the same manner and possess the same powers as the Executive Committee of the Board of Directors, as provided in
Article III of these Bylaws, and shall have as many members as shall be provided by resolution of the Board. Such Committees shall make their own rules of procedure except to the extent otherwise provided by resolution of the Board. A majority of the members of the Committees able to act shall constitute a quorum. The physical presence of a member shall not be required if his vote on an action to be taken can be obtained by available means of communication. Any vacancy occurring in said Committees caused by resignation, death or other incapacity may be filled by a majority of the remaining members of the Emergency Management Committee and any member so chosen shall serve until a Board of Directors has been duly elected.

     SECTION 3.16 OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meetings and report the same to the Board when required. The

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provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

                                  ARTICLE IV.

                                    OFFICERS

     SECTION 4.01 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Chief Executive Officer of the Corporation shall be such officer as the Board shall from time to time designate. The Board may also elect one or more Assistant Secretaries and Assistant Treasurers. A person may hold more than one office providing the duties thereof can be consistently performed by the same person.

     SECTION 4.02 OTHER OFFICERS. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4.03 ELECTION. Each of the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section
4.02 or Section 4.05 of this Article, shall be chosen annually by the Board and shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     SECTION 4.04 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board.

     SECTION 4.05 REMOVAL; VACANCIES. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

     SECTION 4.06 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and directors and shall have such other powers and duties as may be prescribed by the Board or by applicable law. He shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

     SECTION 4.07 THE VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board the Vice Chairman of the Board, if there be such an officer, shall have all the powers and shall exercise all the duties of the Chairman of the Board.

     SECTION 4.08 THE PRESIDENT. The President shall be the managing officer of the Corporation. Subject to the control of the Board, the President shall have general supervision,

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control and management of the affairs and business of the Corporation, and general charge and supervision of all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall, in the absence of the Chairman of the Board and Vice Chairman of the Board, preside at all meetings of the stockholders and the Board; and in general shall exercise all powers and perform all duties incident to the office of President and managing officer of the Corporation and such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed in these Bylaws.

     The President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     The President shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

     SECTION 4.09 THE VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board or the President may from time to time prescribe.

     SECTION 4.10 THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall act. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to an instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his signature.

     The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or his refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 4.11 THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and may be referred to by that title shall have the custody of the corporate funds

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

and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 4.12 THE ASSISTANT TREASURER. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                                   ARTICLE V.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 5.01 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation shall be signed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person or persons shall give such bond, if any, as the Board may require.

     SECTION 5.02 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

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

     SECTION 5.03 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                  ARTICLE VI.

                           SHARES AND THEIR TRANSFER

     SECTION 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, Vice Chairman or President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

     SECTION 6.02 TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be registered on the books of the Corporation or a transfer agent appointed as provided in Section 6.03, only upon surrender of the certificate or certificates for such shares properly endorsed by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed, and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for registration of transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     SECTION 6.04 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 6.05 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VII.

                                INDEMNIFICATION

     SECTION 7.01 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     SECTION 7.02 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 7.03 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.01 and 7.02. Such determination shall be made
(i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 7.04 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 7.05 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     SECTION 7.06 OTHER RIGHTS AND REMEDIES. The benefits provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.07 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or hold him harmless against such liability under the provisions of this Article.

     SECTION 7.08 CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and shall also include without limitation Jacobs Engineering Group Inc., a California corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 7.09 EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans, and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes a duty on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     SECTION 7.10 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this Section 7.10. The first sentence of this Section 7.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.10 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v).

     SECTION 7.11 INDEMNITY FUND. Upon resolution passed by the Board, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this
Article VII and/or any agreements that may be entered into between the Corporation and its officers and directors from time to time.

     SECTION 7.12 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

     SECTION 7.13 AMENDMENTS. The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this
Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this
Article VII shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     SECTION 8.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

     SECTION 8.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     SECTION 8.03 FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of October in each year.

     SECTION 8.04 AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of not less than seventy-five (75%) percent of the total voting power of all outstanding shares of voting stock of the Corporation in an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, repeal or adoption is given in the notice of special meeting. Subject to the provisions of the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

     SECTION 8.05 VOTING STOCK. Unless otherwise ordered by the Board, the Chairman of the Board, the President and each Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers that are incident to the ownership of such stock and which as the owner thereof the Corporation may have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.